UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2010

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 30, 2010, Liquidity Services, Inc. (the “Company”) entered into a Financing and Security Agreement (the “Financing Agreement”) with Bank of America, N.A. (the “Lender”), which provides the Company with a $30 million revolving line of credit, including a subfacility of up to $10 million for letters of credit.

The term of the Financing Agreement is 36 months.  Borrowings under the Financing Agreement bear interest at LIBOR plus a spread of 1.25% and may be used (a) to fund working capital and other general corporate needs of the Company, (b) to fund certain permitted acquisitions, and (c) for the issuance of letters of credit.

The Company granted a security interest to the Lender in substantially all of its assets pursuant to the Financing Agreement to secure its obligations thereunder.  In addition, the Company executed and delivered Pledge, Assignment and Security Agreements (the “Pledge Agreements”) with respect to its equity interests in two of its subsidiaries:  GovDeals, Inc. (“GovDeals”) and Surplus Acquisition Venture, LLC (“Surplus”).  GovDeals and Surplus each guaranteed the obligations of the Company under the Financing Agreement by entering into a Guaranty of Payment Agreement (the “Guaranties”).  Furthermore, each of GovDeals and Surplus granted a security interest to the Lender in substantially all of its assets pursuant to a Security Agreement (the “Security Agreements”) to secure its Guaranty.

The financial covenants contained in the Financing Agreement require the Company to maintain a ratio of Funded Debt to EBITDA of not more than 1.50 to 1.00, and a Fixed Charge Coverage Ratio of not less than 1.30 to 1.00.

The Financing Agreement contains customary representations and warranties, and affirmative and negative covenants for a transaction of this type and for a borrower of the Company’s size and credit quality.  The affirmative covenants include reporting obligations, notices of certain events, preservation of existence, maintenance of insurance and maintenance and preservation of collateral.  Negative covenants include limitations on mergers, consolidations and asset sales, limitations on liens, limitations on additional indebtedness, limitations on investments, limitations on restricted payments, transactions with affiliates, limitations on other lines of business and protection of collateral.

The foregoing descriptions of the Financing Agreement, the Pledge Agreements, the Guaranties and the Security Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of such documents, each of which is filed as an exhibit hereto.

Item 1.02  Termination of a Material Definitive Agreement

On April 30, 2010, the Company terminated the Loan Agreement among the Company, Surplus and United Bank under which the bank provided a $30 million revolving line of credit to the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed as part of this report:

10.1         Financing and Security Agreement, dated April 30, 2010, by and between Liquidity Services, Inc. and Bank of America, N.A.

10.2         Revolving Credit Note, dated April 30, 2010, issued by Liquidity Services, Inc. to Bank of America, N.A.

10.3         Guaranty of Payment Agreement, dated April 30, 2010, by GovDeals, Inc. for the benefit of Bank of America, N.A.

10.4         Security Agreement, dated April 30, 2010, by GovDeals, Inc. for the benefit of Bank of America., N.A.

10.5         Pledge, Assignment and Security Agreement (GovDeals), dated April 30, 2010, by Liquidity Services, Inc. for the benefit of Bank of America, N.A.

10.6         Guaranty of Payment Agreement, dated April 30, 2010, by Surplus Acquisition Venture, LLC for the benefit of Bank of America, N.A.

10.7         Security Agreement, dated April 30, 2010, by Surplus Acquisition Venture, LLC for the benefit of Bank of America., N.A.

10.8         Pledge, Assignment and Security Agreement (Surplus Acquisition Venture), dated April 30, 2010, by Liquidity Services, Inc. for the benefit of Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: May 6, 2010	By:	/s/ James E. Williams
Name: James E. Williams
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Financing and Security Agreement, dated April 30, 2010, by and between Liquidity Services, Inc. and Bank of America, N.A.
10.2	Revolving Credit Note, dated April 30, 2010, issued by Liquidity Services, Inc. to Bank of America, N.A.
10.3	Guaranty of Payment Agreement, dated April 30, 2010, by GovDeals, Inc. for the benefit of Bank of America, N.A.
10.4	Security Agreement, dated April 30, 2010, by GovDeals, Inc. for the benefit of Bank of America., N.A.
10.5	Pledge, Assignment and Security Agreement (GovDeals), dated April 30, 2010, by Liquidity Services, Inc. for the benefit of Bank of America, N.A.
10.6	Guaranty of Payment Agreement, dated April 30, 2010, by Surplus Acquisition Venture, LLC for the benefit of Bank of America, N.A.
10.7	Security Agreement, dated April 30, 2010, by Surplus Acquisition Venture, LLC for the benefit of Bank of America., N.A.
10.8	Pledge, Assignment and Security Agreement (Surplus Acquisition Venture), dated April 30, 2010, by Liquidity Services, Inc. for the benefit of Bank of America, N.A.